UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Florida	65-1129912
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

 426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 6, 2007, Shanxi Puda Coal Group Co. (“Shanxi Coal”) entered into an agreement with Xin Kai Yuan Hotel and Restaurant Co. Limited (the “Seller”), pursuant to which, Shanxi Coal will purchase from the Seller the coal mining right with respect to a coal mine located in Duanjia Village, Jingle County, Shanxi Province of China. As consideration, Shanxi Coal will pay the Seller an aggregate purchase price of RMB 460 million (approximately $60.7 million) in cash. A copy of the agreement is filed as Exhibit 10.1 to this report and is incorporated herein in its entirety.  The description of the terms and conditions of the agreement herein is modified and supplemented by such reference.

Pursuant to the agreement, the Seller is responsible to obtain (i) a mining permit with annual coal production capacity of 900,000 metric tons from the Chinese government for the benefit of Shanxi Coal within two months of the agreement date and (ii) a commencement permit to start the construction of the coal mine from relevant local government authorities. Shanxi Coal is responsible to pay the resource fees for the coal mine. Under the agreement, Shanxi Coal will pay a first installment in the amount of RMB 200 million ($26.5 million) to the Seller within 10 business days after the receipt of the mining permit and a second installment in the amount of RMB 150 million ($19.9 million) within 10 business days after the receipt of the mining commencement report. Shanxi Coal will pay the remaining purchase price, RMB 110 million ($14.6 million), within one year after the receipt of the mining commencement permit. Shanxi Coal plans to finance the purchase through a debt facility which it is currently negotiating. The title of the coal mining right will be transferred to Shanxi Coal upon its receipt of the mining permit. If the Seller does not obtain the mining permit for the benefit of Shanxi Coal within two months of the agreement date, Shanxi Coal may terminate the agreement, and the Seller and its agent will be liable for any loss suffered by Shanxi Coal. As of the date of purchase, the coal mine is not operating, and Shanxi Coal will construct the coal mine after the commencement permit has been obtained.

Neither Puda Coal, Shanxi Coal or their affiliates nor any director, officer or any associate of any such director or officer thereof has any material relationship with the Seller other than in respect of the agreement.

Puda Coal does not have a direct equity interest in Shanxi Coal, however, Shanxi Coal is included in the consolidated financial statements of Puda Coal because, through a series of operating, consulting and licensing agreements among Shanxi Putai Resources Limited (a wholly owned subsidiary of Puda Coal), Shanxi Coal and Shanxi Coal’s owners, Zhao Ming and Zhao Yao, Puda Coal manages and controls the operations of Shanxi Coal, receives the economic benefits of Shanxi Coal and incurs the risks derived from Shanxi Coal’s operations.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of the Company, dated September 12, 2007, announcing the above transaction. Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward- looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

The exhibit listed in the following Exhibit Index is filed as part of this report.

Exhibit No.	Description

10.1	Agreement, dated September 6, 2007, between the Shanxi Coal and Xin Kai Yuan Hotel and Restaurant Co. Limited.

99.1	Press release of Puda Coal, Inc. dated September 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: September 12, 2007	By:	/s/ Ming Zhao
Ming Zhao
Chief Executive Officer, President and Chairman of the Board